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Exhibit 99.2

        BROKER DEALER LETTER

AAR CORP.

Offer to Exchange $150,000,000 of 7 1/4% Senior Notes due 2022
Registered under the Securities Act of 1933 for
An Equal Amount of Outstanding 7 1/4% Senior Notes due 2022
Pursuant to the Prospectus dated                    ,

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        AAR CORP. (the "Company"), is offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the prospectus, dated,                     ,         (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), an aggregate principal amount of up to $150,000,000 of its 7 1/4% Senior Notes due 2022 and the associated guarantees (together, the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's outstanding 7 1/4% Senior Notes due 2022 and the associated guarantees (together, the "Restricted Notes") issued on April 15, 2013, which have not been registered under the Securities Act. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in a registration rights agreement, dated as of April 15, 2013, among the Company, the Guarantors referred to therein and the representatives of the Initial Purchasers referred to therein.

        We are requesting that you contact your clients for whom you hold Restricted Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Restricted Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

        1.     Prospectus, dated                    ,        ;

        2.     The Letter of Transmittal for your use and for the for the information of your clients for whom you hold Restricted Notes registered in your name or in the name of your nominee;

        3.     A form of letter that may be sent to your clients for whose account you hold Restricted Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

        4.     Guidelines for Certification of taxpayer identification number on Substitute Form W-9.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON                    ,         , UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). THE RESTRICTED NOTES TENDERED PURSUANT TO EACH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 11:59 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

        The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent for the Exchange Offer). The Company will pay or cause to be paid transfer taxes, if any, applicable to the exchange of Restricted Notes pursuant to the Exchange Offer, or the transfer of Restricted Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal. The Company may, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable out-of-pocket expenses incurred in forwarding copies of the Prospectus, Letter of Transmittal and related documents to the beneficial owners of the Restricted Notes and in handling or forwarding tenders for exchange.

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Restricted Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent for the Restricted Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                      Very truly yours,

                      AAR CORP.

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY AFFILIATE OF EITHER OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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  Exhibit 99.2